EXHIBIT 10.11

                   SUNTRUST BANKS, INC. PERFORMANCE UNIT PLAN
                   Amended and Restated as of August 11, 1998


Section 1.  Name and Purpose

         The name of this Plan is the SunTrust Banks, Inc. Performance Unit Plan. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders through the granting of Performance Units to key executive employees of the Corporation and its Subsidiaries in order to motivate and retain superior executives who contribute in a significant manner to the actual financial performance of the Corporation as measured against a pre-established goal for the Corporation's profits.

Section 2.  Effective Date, Term and Amendments

         The effective date of the amended and restated Plan shall be November 8, 1994, and the amended and restated Plan shall apply to all awards granted on or after such date. The Plan shall continue for an indefinite term until terminated by the Board; provided, however, that the Corporation and the Committee after such termination shall continue to have full administrative power to take any and all action contemplated by the Plan which is necessary or desirable and to make payment of any awards earned by Participants during any then unexpired Performance Measurement Cycle. The Board or the Committee may amend the Plan in any respect from time to time. The Plan as in effect on November 7, 1994 shall continue in effect for awards granted on or before such date.

Section 3.  Definitions and Construction

         A. As used in this Plan, the following terms shall have the meanings indicated, unless the context clearly requires another meaning:

         1. "Board" means the Board of Directors of the Corporation.

         2. "Calendar Year Report" means the report prepared for each calendar year by the Controller's office of the Corporation entitled "SunTrust Banks, Inc. Contribution to Consolidated Net Income for the Calendar Year", which is prepared in accordance with generally accepted accounting principles, or any successor to such report.

         3. "Code" means the Internal Revenue Code of 1986, as amended.

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         4.  "Committee"  means the  Compensation  Committee of the Board or any other Committee of the Board to which the responsibility to administer this Plan is delegated by the Board; such Committee shall consist of at least two members of the Board, who shall not be eligible to receive an award under the Plan and each of whom shall be a "disinterested" person within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and shall be or be treated as an "outside director" for purposes of Section 162(m) of the Code.

          5."Corporation" means SunTrust Banks, Inc. and  any successor thereto.

         6. "Covered Employee" means for each calendar year the Chief Executive Officer and the four other executive officers whose compensation would be reportable on the "summary compensation table" under the Securities and Exchange Commission's executive compensation disclosure rules, as set forth in Item 402 of Regulation S-K, 17 C.F.R. 229.402, under the Securities Exchange Act of 1934, if the report was prepared as of the last day of such calendar year.

         7. "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("34 Act") as in effect on the effective date of this Plan, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 34
Act), is or becomes the beneficial  owner (as defined in Rule 13d-3 under the 34
Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Corporation or any successor of the Corporation; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease, for any reason, to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Corporation approve any merger, consolidation or share exchange as a result of which the common stock of the Corporation shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Corporation) or any dissolution or liquidation of the Corporation or any sale or the disposition of 50% or more of the assets or business of the Corporation; or (iv) the shareholders of the Corporation approve any merger or consolidation to which the Corporation is a party or a share exchange in which the Corporation shall exchange its shares for shares of another corporation as a result of which the persons who were shareholders of the Corporation immediately prior to the effective date of the merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger,

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consolidation or share exchange;  provided,  however,  and  notwithstanding  the occurrence of any of the events previously described in this definition, that no "change in control" shall be deemed to have occurred under this definition if, prior to such time as a "change in control" would otherwise be deemed to have occurred under this definition, the Board determines otherwise.

         8. "Earnings Per Share" means for each calendar year in each Performance Measurement Cycle the diluted earnings per common share of the Corporation as set forth in the Calendar Year Report for each such year, adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided, however, no such adjustment shall be made with respect to a Covered Employee if the Committee determines that such adjustment shall cause an award to such Covered Employee to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

         9. "Employment" means continuous employment with the Corporation or a Subsidiary from the beginning to the end of each Performance Measurement Cycle, which continuous employment shall not be considered to be interrupted by transfers between the Corporation and a Subsidiary or between Subsidiaries.

         10."Final Value" means the value of a Performance Unit determined in accordance with Section 6 as the basis for payments to Participants at the end of a Performance Measurement Cycle.

         11."Grant Value" means the initial value assigned to a Performance Unit as determined by the Committee.

         12."Net Income" means the Corporation's consolidated net income for each calendar year in each Performance Measurement Cycle (as set forth in the Calendar Year Report for each such year), adjusted to exclude items which should be excluded as being extraordinary in nature as determined by the Committee; provided, however, no such adjustment shall be made with respect to a Covered Employee if the Committee determines that such adjustment shall cause an award to such Covered Employee to fail to qualify as "performance-based compensation" under Section 162(m) of the Code.

         13."Participant" means any key executive employee of the Corporation and/or its Subsidiaries who is selected by the Committee or the Committee's delegate to participate in the Plan based upon the employee's substantial contributions to the growth and profitability of the Corporation and/or its Subsidiaries.


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         14."Performance   Goal"  means  the   performance   objective   of  the
Corporation which is established pursuant to Section 6 by the Committee for each Performance Measurement Cycle as the basis for determining the Final Value of a Performance Unit.

         15."Performance Measurement Cycle" shall mean a period of consecutive calendar years as set by the Committee which commences on the first day of the first calendar year in such period.

         16."Performance Unit" means a unit awarded to a Participant under the Plan for a Performance Measurement Cycle, and each unit shall have an assigned value for accounting purposes which shall be determined by the Committee.

         17."Plan" means the SunTrust Banks, Inc. Performance Unit Plan as amended and restated in this document and all amendments thereto.

         18."Proportionate Final Value" means the product of a fraction, the numerator of which is the actual number of full months in a Performance Measurement Cycle that an employee was a Participant in the Plan and the denominator of which is the total number of months in that Performance Measurement Cycle, multiplied by the Final Value of a Performance Unit.

         19."Subsidiary" means any bank, corporation or entity which the Corporation controls either directly or indirectly through ownership of fifty percent (50%) or more of the total combined voting power of all classes of stock of such bank, corporation or entity, except for such direct or indirect ownership by the Corporation while the Corporation or a Subsidiary is acting in a fiduciary capacity with respect to any trust, probate estate, conservatorship, guardianship or agency.

         20."Termination Value" means the value of a Performance Unit as determined by the Committee, in its absolute discretion, upon the early termination of a Performance Measurement Cycle or upon a Participant's termination of Employment before the end of such a cycle, which value shall be the basis for the payment of an award to a Participant, in accordance with Sections 8(B), 8(C), 9(A) or 9(B) of the Plan based on the Participant's Employment prior to his termination of Employment or the early termination of such cycle.

                  B. In the construction of the Plan, the masculine shall include the feminine and the singular shall include the plural in all instances in which such meanings are appropriate. The Plan and all agreements executed pursuant to the Plan shall be governed by the laws of Georgia.

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Section 4.  Committee Responsibilities

                  A. The Committee may, from time to time, adopt rules and regulations and prescribe forms and procedures for carrying out the purposes and provisions of the Plan. The Committee shall have the final authority to select Participants and to designate the number of Performance Units to be awarded to each Participant. The Committee shall have the sole and final authority to determine awards, designate the periods for Performance Measurement Cycles, assign Performance Unit values, determine Performance Goals, and answer all questions arising under the Plan, including questions on the proper construction and interpretation of the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive upon all interested parties, including the Corporation and its Subsidiaries, Participants and other employees of the Corporation or any Subsidiary, and the successors, heirs and representatives of all such persons. The Committee shall use its best efforts to ensure that awards to Covered Employees under the Plan qualify as "performance-based compensation" for purposes of Section 162(m) of the Code.

         B. Subject to the express provisions of the Plan and prior to the beginning of a calendar year (or such later time as may be permitted for awards paid for such year to be treated as performance-based compensation under Section 162(m)), the Committee shall:

         1. Designate the period of consecutive calendar years for each Performance Measurement Cycle which shall begin on the first day of such year.

         2. Select the Participants for each such Performance Measurement Cycle.

         3.  Establish  the   Performance   Goals  for  each  such   Performance
Measurement Cycle.

         4. Designate the number of Performance Units to be awarded to each Participant.

         5. Assign a Grant Value to each Performance Unit and establish the method of calculating the Final Value of each Performance Unit.

         6. Authorize management (a) to notify each Participant that he has been selected as a Participant, inform him of the number of Performance Units awarded to him and the Performance Goal that has been established for such Performance Measurement Cycle and (b) to obtain from him such agreements and powers and designations of beneficiaries as it shall reasonably deem necessary for the administration of the Plan.

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         C. During any Performance  Measurement  Cycle,  the Committee may if it
determines that it will promote the purpose of the Plan:

         1. Select as additional Participants any key executive employees of the Corporation and its Subsidiaries who have been hired, transferred or promoted into a position eligible for participation in the Plan and may award Performance Units to such Participants for such Performance Measurement Cycle. The Performance Units awarded to any such Participant shall be subject to the same restrictions, limitations, Performance Goals and other conditions as those held by other Participants for the same Performance Measurement Cycle and their participation may be made retroactive to the first day of such cycle; provided, however, no Participant who is added will be paid an award for any calendar year to the extent such payment, when added to all his other compensation for such year, would be nondeductible under Section 162(m) of the Code.

         2. Revoke the designation of an individual as a Participant under the Plan, revoke the grant to a Participant of Performance Units subject to an award, if any, under a specific Performance Measurement Cycle and authorize management to inform him in writing of such revocation.

         D. The Committee may revise the Performance Goals for any Performance Measurement Cycle to the extent the Committee, in the exercise of its absolute discretion, believes necessary to achieve the purpose of the Plan in light of any unexpected or unusual circumstances or events, including but not limited to changes in accounting rules, accounting practices, tax laws and regulations, or in the event of mergers, acquisitions, divestitures, unanticipated increases in Federal Deposit Insurance premiums, and extraordinary or unanticipated economic circumstances; provided, however, no change will be effective for any Participant who at the time of payment of the award is a Covered Employee, to the extent the Committee determines that such change might make the amount of the award to such Participant nondeductible under Section 162(m).

Section 5.  Performance Units

         The Committee shall determine the aggregate Grant Value (Grant Value times the number of Performance Units) of the Performance Units awarded at the date of grant to each Participant.

Section 6.  Performance Goals

         For each Performance Measurement Cycle, the Committee shall establish one or more Performance Goals which shall determine individually or jointly the Final Value of the Performance Units under each award for such cycle and which shall be

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based on Net Income and/or Earnings Per Share. The Committee shall fix a minimum
Net Income objective and/or a minimum Earnings Per Share objective for the cycle, and the Final Value of such units shall be equal to zero if actual Net Income and/or actual Earnings Per Share fall below either or both the minimum objectives, as established by the Committee. The Committee shall also fix a maximum Net Income objective and/or Earnings Per Share objective and such other Net Income and/or Earnings Per Share objectives which fall between the minimum
and  maximum   objectives  as  the  Committee  shall  deem   appropriate,   with
corresponding Final Values for such units. Awards will be determined based upon achieving or exceeding the Performance Goals set by the Committee. Awards are determined by multiplying each Participant's number of Performance Units by the Final Value. Straight line interpolation will be used to calculate the awards when Net Income or Earnings Per Share fall between any two specified Net Income or Earnings Per Share objectives, as applicable. No individual may receive an award in excess of $1 million for any Performance Measurement Cycle.

Section 7.  Payment of an Award

         A. Upon completion of each Performance Measurement Cycle, the Committee, or such persons as the Committee shall designate, shall determine in accordance with Section 6 the extent to which the Performance Goals have been achieved and authorize the cash payment of an award, if any, to each Participant. Each award shall equal the Final Value of the Performance Units times the number of the Performance Units awarded. The Committee shall review and ratify the award determinations and shall certify such award determinations in writing. Payment of awards shall be made as soon as practical after the certification of awards by the Committee. Each award shall be paid in cash after deducting the amount of applicable Federal, State, or Local withholding taxes of any kind required by law to be withheld by the Corporation. All awards, whether paid currently or paid under any plan which defers payment, shall be payable out of the Corporation's general assets. Each Participant's claim, if any, for the payment of an award, whether made currently or made under any plan which defers payment, shall not be superior to that of any general and unsecured creditor of the Corporation. If an error or omission is discovered in any of the determinations, the Committee shall cause an appropriate equitable adjustment to be made in order to remedy such error or omission.

         B. Notwithstanding the terms of any award, the Committee in its sole and absolute discretion, may reduce the amount of the award payable to any Participant for any reason, including the Committee's judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant,

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unsatisfactory performance of the Participant,  or the Participant's service for less than the Performance Measurement Cycle.

         C. In accordance with the procedures set forth in the SunTrust Banks, Inc.'s Performance Unit Plan Deferred Compensation Fund, a Participant may elect to defer receipt of one hundred (100%) percent of the Final Value of his award, if any, for each Performance Measurement Cycle or fifty (50%) percent of said amount, rounded to the nearest One Hundred ($100.00) Dollars, and the amount so deferred shall be credited by the Corporation to the Participant's Fund Accounts established under such Fund.

Section 8.  Participation for Less than a Full Performance Measurement Cycle

                  A. Except as otherwise provided in this Section 8, Performance Units awarded to a Participant shall be forfeited if the Participant's Employment terminates during any Performance Measurement Cycle and no payments shall be due the Participant for any forfeited Performance Units.

                  B. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of his death, the Committee shall waive the Employment condition and shall authorize the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

                  C. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of disability under a long-term disability plan maintained by the Corporation or a Subsidiary, the Committee shall waive the Employment condition and shall authorize, as of commencement of disability benefits to such Participant, the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

                  D. If a Participant's Employment terminates prior to the end of any Performance Measurement Cycle on account of his early or normal retirement under any pension plan maintained by the Corporation or any Subsidiary, the Committee shall waive the Employment condition and shall authorize the payment of an award to such Participant at the end of such cycle based on the Proportionate Final Value, if any, of his Performance Units, unless the Committee in its discretion feels the award should be forfeited.

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Section 9.  Premature Satisfaction of Plan Conditions

                  A. In the event of a Change in Control of the Corporation prior to the end of any Performance Measurement Cycle, the Committee shall waive any and all Plan conditions and authorize the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units.

                  B. If a tender or exchange offer is made other than by the Corporation for shares of the Corporation's stock prior to the end of any Performance Measurement Cycle, the Committee may waive any and all Plan conditions and authorize, at any time after the commencement of the tender or exchange offer and within thirty (30) days following completion of such tender or exchange offer, the payment of an award immediately to each Participant based on the Termination Value, if any, of his Performance Units.

                  C. A Performance Measurement Cycle shall terminate upon the Committee's authorization of the payment of an award during such cycle pursuant to this Section 9 and no further payments shall be made for such Cycle.

Section 10.  Non-Transferabilitv of Rights and Interests

                  A. A Participant may not alienate, assign, transfer or otherwise encumber his rights and interests under this Plan and any attempt to do so shall be null and void.

                  B. In the event of a Participant's death and subject to the terms of Section 8(B), the Committee shall authorize payment of any award due a Participant to the Participant's designated beneficiary as specified or, in the absence of such written designation or its ineffectiveness, then to his estate. Any such designation may be revoked and a new beneficiary designated by the Participant by written instrument delivered to the Committee.

Section 11.  Limitation of Rights

         Nothing in this Plan shall be construed to give any employee of the Corporation or a Subsidiary any right to be selected as a Participant or to receive an award or to be granted Performance Units other than as is provided herein. Nothing in this Plan or any agreement executed pursuant hereto shall be construed to limit in any way the right of the Corporation or a Subsidiary to terminate a Participant's employment at any time, without regard to the effect of such termination on any rights such Participant would otherwise have under this Plan, or give any right to a Participant to remain employed by the Corporation or a Subsidiary in any particular position or at any particular rate of remuneration.

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Section 12.  Shareholder Approval

         Notwithstanding anything in this Plan to the contrary, no awards shall be paid to Covered Employees until such shareholder approval as is required under Section 162(m) of the Code, if any, is obtained.

     Executed this 11th day of August, 1998.



                              SUNTRUST BANKS, INC.


Attest:


______________________________                         By: _____________________

Title: _______________________                         Title: __________________



(CORPORATE SEAL)

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